UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2024, Frank Slootman retired as Chief Executive Officer of Snowflake Inc. (the “Company”), and Sridhar Ramaswamy was appointed to succeed Mr. Slootman as the Company’s new Chief Executive Officer. Mr. Slootman will remain Chairman of the Company’s board of directors (the “Board”), and Mr. Ramaswamy will serve as a Class III member of the Board.

Prior to his appointment as Chief Executive Officer, Mr. Ramaswamy, age 57, served in various roles at the Company, including as Senior Vice President, Artificial Intelligence, since May 2023. From October 2018 to February 2024, Mr. Ramaswamy served as a Venture Partner at Greylock Partners, a venture capital firm. From January 2019 to May 2023, Mr. Ramaswamy served as Chief Executive Officer of Neeva Inc., a private technology company, which the Company acquired in 2023. From August 2017 to December 2019, Mr. Ramaswamy served as a member of the board of directors of Palo Alto Networks, Inc., a global cybersecurity company. From March 2013 to October 2018, Mr. Ramaswamy served as Senior Vice President, Ads & Commerce at Google, a multinational technology company. From April 2003 to March 2013, Mr. Ramaswamy served in various roles in Google’s engineering group, including as Senior Vice President Engineering. Mr. Ramaswamy holds a B.S. degree in Computer Science from the Indian Institute of Technology Madras and M.S. and Ph.D. degrees in Computer Science from Brown University. Mr. Ramaswamy is qualified to serve on the Board because of his leadership experience and his business and technical experience, including his extensive cloud and infrastructure expertise and his experience in artificial intelligence and machine learning.

The Company entered into an amended and restated offer letter with Mr. Ramaswamy, dated February 27, 2024, in connection with his appointment as Chief Executive Officer. The offer letter has a three-year initial term and provides for at-will employment. In addition, the offer letter provides for, among other things: (i) an annual base salary of $750,000, (ii) an annual incentive bonus under the Company’s Cash Incentive Bonus Plan with a target amount equal to 100% of Mr. Ramaswamy’s annual base salary, subject to the achievement of performance goals as determined from time to time by the compensation committee of the Board (the “Compensation Committee”), and (iii) the following equity awards for shares of the Company’s Class A common stock, each to be granted pursuant to the Company’s 2020 Equity Incentive Plan (the “Plan”) upon subsequent approval by the Compensation Committee or the Board, with vesting subject to Mr. Ramaswamy’s continuous service as the Company’s Chief Executive Officer through each applicable vesting date (collectively referred to as the “Appointment Awards”):

(1) a stock option award, valued at $75,000,000, that will vest in 60 equal monthly installments over the five-year period following the appointment date. Shares received upon exercise of this stock option may not be transferred or disposed of before the earlier of (A) the one-year anniversary of the applicable exercise date and (B) a Change in Control (as defined in the Plan), except in connection with the satisfaction of tax withholding obligations.

(2) a performance-based restricted stock award, valued at $20,000,000 (the “PRSU Award”), to be granted concurrently with, and that will vest on terms consistent with those for, the annual grants of performance-based restricted stock awards to the Company’s other executive officers for fiscal 2025.

(3) a restricted stock unit award, valued at $5,000,000 (the “RSU Award”), which will only be granted following the purchase by Mr. Ramaswamy of at least $5,000,000 of shares of the Company’s Class A common stock on the New York Stock Exchange on or before March 29, 2024 (the “Purchased Shares”). This RSU Award will vest in 16 equal quarterly installments on March 20, June 20, September 20, and December 20 of each year, starting with June 20, 2024 as the first quarterly vesting date. If Mr. Ramaswamy sells or otherwise disposes of any Purchased Shares before the RSU Award is fully vested, then the unvested portion of the RSU Award will be automatically forfeited.

Mr. Ramaswamy will also participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”) as a “Tier 1 Covered Employee,” as further described in the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2023 (File No. 001-39504) and the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2023 (File No. 001-39504) (the “August 2023 8-K"). The Severance Plan is attached as Exhibit 10.7 to the August 2023 8-K. In addition to the benefits in the Severance Plan, upon any termination of Mr. Ramaswamy that would qualify as an Involuntary Termination, other than during any Change in Control Determination Period (each as defined in the Severance Plan) (a “Qualifying Termination”), Mr. Ramaswamy will be entitled to accelerated vesting of the unvested portion of his PRSU Award. If the Qualifying Termination occurs prior to the first anniversary of Mr. Ramaswamy’s appointment as Chief Executive Officer, 100% of the unvested portion of the PRSU Award will accelerate and if the Qualifying Termination occurs between the first and second anniversaries of his appointment, 50% of the unvested portion of the PRSU Award will accelerate. The Company has also agreed not to amend the Severance Plan in any materially adverse manner with respect to the Appointment Awards and any other equity awards held by Mr. Ramaswamy as of February 27, 2024 for a period of five years. Further, Mr. Ramaswamy will continue to be nominated to serve as a member of the Board for so long as he serves as the Company’s Chief Executive Officer. The foregoing description of Mr. Ramaswamy’s offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Mr. Ramaswamy has also entered into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the SEC on August 24, 2020 (File No. 333-248280).

Other than the offer letter, there is no arrangement or understanding between Mr. Ramaswamy and the Company or any other person pursuant to which Mr. Ramaswamy was appointed as Chief Executive Officer of the Company that would require disclosure under Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended. Additionally, there is no family relationship between Mr. Ramaswamy and any other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving the Company and Mr. Ramaswamy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Offer Letter by and between Snowflake Inc. and Sridhar Ramaswamy, dated February 27, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: February 28, 2024
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer